Hee Solutions Limited

Quotation

To: Plutus Securities Limited
5/F, Dawning House, 145 Connaught Road Central
Sheung Wan, Hong Kong

Attn: Cyrus
Email: cyrus@guardiansholdings.com

Ref No. Q0028
Date 29. Jan. 2019
Contact Alfred Man
Tel No. 3622 1787
Fax No. 3571 9883

	Description	Unit Price	Unit(s)	Amounts (HK$)
1)	**Monthly fee for Hosting service / Network:**			
a)	Entry package: Hosting, front office (web), back office (web), iOS and Android apps. 5 Front office user license, 6 Back office user license, 1,000 client login license.	10,000.00	1	10,000.00
b)	SDNet/2 Dual: OCG Connection between TKO data center to HKEX	2,600.00	1	2,600.00
c)	Metro Ethernet: 10M metro ethernet between your office to TKO data center	3,550.00	1	3,550.00
d)	HeeToken mobile app for 2FA	1,000.00	1	1,000.00
			Sub Total	**17,150.00**

	Optional monthly charged items			
e)	SZ Connect	2,500.00	1	
f)	SH Connect	2,500.00	1	
g)	FIX Connection to Phillip SG (required by US stock market and/or HK grey market)	2,500.00	1	
h)	HK grey market	2,500.00	1	
i)	US stocks trading	2,500.00	1	
j)	Apple Watch app	500.00	1	
k)	Broker Treminal	1,500.00	1	
l)	System Backup Site	7,000.00	1	

2)	**Hardware / Others (One-off)**			
a)	Firewall: Fortinet 60E with 2-year maintenance NAS: Synology Disk Station D218+ with 2x3T HDD	20,000.00	1	20,000.00
b)	Training and setup: Half day front office training and half day back office training.	40,000.00	1	40,000.00
			Sub Total	**60,000.00**

Remarks:

1) Quotation valid period: 30 days from the data of this quote
2) 3 months deposit of monthly fee upon confirmation (Total: $51,450 without optional items)
3) DB restoration - $1,000 per time (waive for first 2 times each year)
4) Additional Market Rehearsal - $2,500 per time
5) Additonal Market data - $0.07 per L1 per quote, $0.12 per L3 per quote
6) Streaming Market data- $200 per calendar month for AE/RO, $288 per calendar month for client
7) Minimum Market data fee for non-EP: $7,000
8) 2FA via SMS – HK/Macau/Mainland $0.3 each, others $1.00 each
9) One-off set up fee for backup site $10,000.00
10) Google Play Developer Account Registration Fee – HKD250 (one-off), Apple Developer License – HKD788 (Yearly)
11) Continous firewall maintenance fee – HKD1,500 (Yearly)
12) **The contract of metro ethernet is 24 months**

Hee Solutions Limited

Quotation

Payment Schedule:

1)	Within 7 days after signature (one-off + 3-months deposit)	111,450.00
2)	Metro Ethernet (MR) start billing from installation date (usually one week before first MR)	3,550.00
3)	Mobile Apps Licenses (Android + iOS)	1,038.00
4)	SD Net/2 Dual + Hosting start billing from first MR	13,600.00

Contract Term:

1) 24 months
2) This contract will auotmatically renew for successive 24 months terms, unless the parties wish to amend or terminate, in which case written notice of intent to amend or terminate shall be provided 1 month prior to the expiration of this contract.

Offered by:	Accepted by:
Authorised Company Chop:	**Authorised Company Chop:**
Hee Solutions Limited	**Plutus Securities Limited**